EXHBIT 10.1


                     SOFTWARE LICENSE AGREEMENT V.2 (1/8/13)


This SOFTWARE LICENSE AGREEMENT (hereafter, the "Agreement"), to be effective as of the 15TH day of March, 2013 (hereafter, the "Effective Date"), is made by and between Charles H. Youngren III ("YOUNGREN") and Genomics Integrated Wellness Systems, Inc. a Colorado corporation, currently located at ("GIWS") (YOUNGREN and GIWS are hereinafter sometimes referred to individually as "Party" and collectively as "Parties").

WHEREAS, YOUNGREN has developed proprietary software systems, and services, including but not limited to software and systems for data mining related to genomes and genomics analyses, algorithms therefore, health care screening, DNA sequence analysis, pattern and trend recognition and other related and associated processes, related to genomes, health related issues, and blood analyses, (the Intellectual Property) more particularly described on Exhibit A hereto.

WHEREAS, GIWS has been formed for the sole purpose of commercializing the Intellectual Property being licensed.

AND WHEREAS, YOUNGREN desires to exclusively license to GIWS, and GIWS desires to exclusively license from YOUNGREN, such software, intellectual property, and associated documentation as indicated in the Agreement.

NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties expressly agree as follows:

1. DEFINITIONS. For the purposes of this Agreement, the following terms will have the following meanings:

a. The term "Agreement" means this Agreement, together with all Addenda attached hereto.

b. The terms "Software" refers collectively to the software and associated intellectual property, developed by YOUNGREN that is utilized in genome, health related issues, or blood analysis as described more fully on the attached Addendum A. The Software includes the features and functionality described in the attached Addendum A. The SOFTWARE also includes the build environment, runtime environment, and everything within the required operating platform outside of the YOUNGREN source code, such as the Linux kernel and other open source third party libraries.

c.   The  term  "Specifications"   refers  to  those  features,   functions  and
     characteristics of the Software and the described in the Addenda to this Agreement.

d. The term "Application" means any application and all its features that can be used for any purposes. An Application includes, but is not limited to, the usage of the code for any purposes



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e.   The term "Error(s)"  means defect(s) in the Software which create a problem in the operation and usage of an Application.

f. The term "Error Modifications" shall refer to YOUNGREN's revisions to correct Errors to the SOFTWARE specified in Sections 2.f.

g. A Party's "intellectual property" respectively refers to, without limitation, all of its technology, ideas, designs, concepts, inventions and processes which may or may not be patentable, and includes without limitation all its copyrights, licenses, trade secrets, know how, formulae, algorithms, test information, computer software and firmware and computer codes.

   The term "NDA" shall mean Nondisclosure Agreement which is attached hereto as Addendum D.

2.       YOUNGREN's SERVICES: YOUNGREN shall provide the following services:

a. Within 5 days of the Acceptance Date, YOUNGREN shall provide a copy to GIWS of the SOFTWARE, including the source code, as detailed in Addendum A.

b. Within 5 days of the Acceptance Date, YOUNGREN shall deliver to GIWS a copy of all documentation in its possession regarding the SOFTWARE which is used or useful in the operation, maintenance and support and modification of the SOFTWARE certified version, including without limitation user manuals, flow charts, logic diagrams, module listings, architecture, etc.

c. YOUNGREN will provide, at no charge, such training to salespersons on the use, operation and maintenance of the SOFTWARE, to begin upon signature of this Agreement. If such training requires travel by YOUNGREN personnel, GIWS will reimburse YOUNGREN for his reasonable, out of pocket, documented travel time and expenses. Said travel arrangements will be mutually agreed upon prior to travel taking place. YOUNGREN will provide GIWS a monthly itemized invoice for expenses in connection with helping GIWS use and market the SOFTWARE and/or any associated sources described herein.

d. YOUNGREN hereby gives GIWS the right and authority to seek certification for the application of the IP and usage of the software for any and all purposes within the biomedical markets, insurance and healthcare markets, and any future GIWS modifications of said applications, in any and all markets.

e. On reasonable request after the execution of this Agreement, YOUNGREN shall begin initial training on the software so that GIWS can market and utilize the software. YOUNGREN will deliver version
              2.1 and that software will remain at GIWS's office for the duration of the Agreement.

f. Upon discovery of any errors, YOUNGREN shall immediately commence, and within five (5) business days, complete error modifications to the software.



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3.       LICENSE GRANT AND SUPPORT.

a. Under the terms of this Agreement, YOUNGREN hereby grants to GIWS an exclusive perpetual worldwide license to use, modify, market, and combine with other software the SOFTWARE in its business model, and any new additions to its business models, as indicated in this Agreement.

b. The licensed SOFTWARE source code shall reside in a "cloud" application and may be used by GIWS, from anywhere it may be accessed. GIWS is allowed to let its authorized personnel as designated from time to time to access such code remotely via any secure means as long as reasonable efforts are implemented that prevent unauthorized use and duplication of the code, and the application shall not be removed from the "cloud", and all usages of the application and IP, for any commercial purposes, shall be through the cloud resident system.

c.       Pursuant to this agreement, GIWS shall:

     i. use the SOFTWARE solely for its business and shall not provide access to the SOFTWARE to any person other than an employee of, or a contractor providing software consulting and assistance to, GIWS; said personnel shall be bound by the terms of the NDA and GIWS shall be responsible for their adherence to said NDA.

     ii. protect the SOFTWARE from any unauthorized use and continue to use the existing hardware security it currently has in place or any equivalent or improved technology;

     iii. Pay YOUNGREN in accordance with the terms specified in Section 4.


d. The Software may be installed on a limited number of locations, to provide redundancy "within the cloud" subject to the accounting for the usage thereof.

e. Except as set forth in this Section and in Section 14.c, GIWS shall not sell, lease, rent, or transfer the SOFTWARE or any portion of it to a third party except that sublicenses may be granted for usage only, without code delivery, at $10,000 per sublicense to Youngren. GIWS may not sell or transfer the code of the initial version or any other version as part of any other agreement.

f. GIWS shall not remove any comments or marks within the SOFTWARE identifying that the SOFTWARE, or any part thereof, is not for redistribution.

4.       COMPENSATION.

a. GIWS shall pay YOUNGREN a total of Ten Dollars ($10.00) and issue 100% of the common stock of GIWS to YOUNGREN together with an ongoing royalty as specified hereinbelow, for the rights and license granted herein. Payment will be as follows:



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     i.   Ten  Dollars  ($10.00)  upon fully  executing  this  Agreement,  which payment shall be nonrefundable.

     ii. As a Royalty, 5 cents per Patient per Month usage of the software to YOUNGREN in monthly installments based upon the number of analyses performed using the software each month for one hundred eighty consecutive months, with the first payment due within sixty days (60) days after the implementation of commercial usage and the Royalty payments due on the 15th day of each consecutive month thereafter, on a trailing 60 day basis.

5.       TERM OF AGREEMENT.

         The term of this Agreement shall be Thirty (30) years from the Effective Date.

6.       TERMINATION.

a. This Agreement may be terminated prior to the expiration of the term set forth in Section 5 upon the occurrence of any of the following events:

     i.   By mutual written agreement of the Parties; or

     ii. Upon the failure of either Party to observe, keep or perform in any material respect any of the covenants, terms and conditions of this Agreement, where such failure is not fully cured by the defaulting Party within thirty (30) days after written notice from the other
          Party of such failure and the non-defaulting Party gives written notice after said thirty (30) day period of its election to terminate this Agreement; or

     iii. In the event either Party ceases conducting business in a normal course, becomes insolvent, makes a general assignment for the benefit of creditors, suffers or permits the appointment of a receiver for its business or assets, or avails itself of, or becomes subject to, any proceeding under the Federal Bankruptcy Act or any other statute of any state relating to insolvency or the protection of creditor rights, the other Party shall have a right to terminate this Agreement, provided that in the case of an involuntary bankruptcy proceeding such right to terminate shall only become effective if the Party consents thereto or such proceeding is not dismissed within sixty (60) days after the filing thereof. The Parties agree that each Party may fully exercise all of its rights and elections under the Bankruptcy Code.

b. Expiration of this Agreement at the end of its term or termination of this Agreement for the default of YOUNGREN shall not affect or void any of the licenses granted herein.



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c.   Termination of this  Agreement by mutual  agreement (i) will not affect any rights or licenses granted to GIWS under any other agreements between the Parties, and (ii) will not terminate the license to use, provide access to and maintain the access to the system sold, licensed, leased, or rented by GIWS or which GIWS is obligated at the time of termination to sell, license, lease, or rent, and any other portion of the SOFTWARE necessary to the continued operation of the licensed systems Any other terms, rights, or licenses under this Agreement that, by their nature, extend beyond such termination or expiration shall survive this Agreement. Such continuing terms, rights, or licenses shall apply to both parties' successors and assigns. Sections 6 - 10 and 14 shall survive termination or expiration of this Agreement.

     d. In the event of termination due to the failure by GIWS to pay in full the compensation or Royalty as set forth in Sections 4.a, the licenses granted to GIWS herein shall terminate and GIWS shall return and cease using the SOFTWARE licensed herein, and all GIWS cloud applications that utilize the software licensed per this Agreement, except those to which YOUNGREN has exempted, I writing, from this provision, shall be barred from use within 30 days of uncured breach and YOUNGREN shall be entitled to injunctive relief. GIWS shall return or destroy any and all of YOUNGREN's confidential information, including but not limited to copies of the SOFTWARE in its possession and associated tools and documentation, and shall immediately discontinue development of or with the aforementioned property or information. Similarly, YOUNGREN shall return or destroy any and all of GIWS's intellectual property or confidential information. Any creditor who may receive assets from GIWS through a bankruptcy shall be subject to all of the terms and conditions of this Software Agreement.

e. YOUNGREN shall be entitled to injunctive relief for any prohibited use of the SOFTWARE. Upon termination of this Agreement, GIWS shall return or destroy any and all of YOUNGREN's confidential information, including but not limited to copies of the SOFTWARE. in its possession and associated tools and documentation, and shall immediately discontinue development of or with the aforementioned property or information. Similarly, YOUNGREN shall return or destroy any and all of GIWS's intellectual property or confidential information.

7.       INTELLECTUAL PROPERTY CONFIDENTIALITY.

a. Each Party shall retain title to its copyrights, patents and any other intellectual property rights as defined above. Except for the License granted herein, YOUNGREN does not transfer title or any interest in or to the copyrights, patents or trademarks in the SOFTWARE to GIWS, nor does GIWS transfer title or any interest in or to any of its copyrights, patents, or trademarks to YOUNGREN.



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b.   GIWS shall own and retain all right,  title and interest in and to any spin off applications it develops using, relying upon or incorporating core functions of the SOFTWARE, subject to payment of the usage fees specified herein. GIWS shall not allow any unauthorized GIWS employee nor any non-employee to examine, use or otherwise gain access or understanding of the internal operations of the SOFTWARE (including its source code) provided by YOUNGREN per this agreement, with the exception of disclosure to, or access by, (i) government employees or agents (as required by law and/or as required pursuant to the regulations of a Regulatory Agency) for certification or otherwise, (ii) personnel acting on behalf of a regulatory testing laboratory in connection with securing or maintaining certification for regulatory approval, and (iii) independent contractors who have a need to such disclosure and access to assist GIWS in maintaining, modifying and enhancing the SOFTWARE or in obtaining certifications, but only if such contractors are bound by a confidentiality agreement with terms similar to those on Addendum D. GIWS shall be liable for any breach by independent contractors.

c. Prior to and during the performance of the Agreement, information in any form of either Party (the "Disclosing Party"), which such Party normally keeps confidential and which a reasonable person would assume is confidential, may be, or has been, disclosed and received by, or come to the knowledge of, the other Party (the "Receiving Party"), including without limitation information related to the Disclosing Party's business, organization, operations, intellectual property, clients/customers or software. The Receiving Party acknowledges that said information ("Confidential Information") shall be deemed confidential and proprietary, without need for it to be marked as confidential or proprietary. Except as necessary to disclose Confidential Information to a government regulatory agency or government employee in order to secure or maintain regulatory compliance, or to disclose such property or information to a regulatory testing laboratory to secure or maintain certification for regulatory approval, or to disclose such property or information to a contractor, who is also bound by the terms of confidentiality, to assist GIWS in maintaining, modifying and enhancing the SOFTWARE, neither Party shall disclose the Confidential Information of the other to a third party. The Receiving Party agrees that the Confidential Information shall be kept in strict confidence and shall not be used for any purpose other than the performance of the Agreement, or otherwise disclosed to anyone in any manner whatsoever, including by means of photocopy or reproduction, without the Disclosing Party's prior written consent, except to its employees and to those of its Affiliates as applicable, on a need-to-know basis. The Receiving Party shall maintain adequate internal procedures, including appropriate binding agreements with its employees, Affiliates and independent contractors to protect the Confidential Information from unauthorized disclosure and use. The Receiving Party shall use the same degree of care to avoid unauthorized disclosure of the Confidential Information as it employs with respect to its own confidential/proprietary information of like quality and nature, but employing no less than a reasonable standard of care.



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d.   The Receiving Party shall have no obligation as to Confidential Information that (i) can be shown by documentary evidence to have been previously known to the Receiving Party at the time of disclosure, (ii) is independently developed by the Receiving Party without breach of this Agreement, (iii) is lawfully obtained from a third party without restriction on use or disclosure, (iv) is or becomes part of the public domain through no fault of the Receiving Party, or (v) is disclosed pursuant to any judicial or governmental requirement or order, provided that the Receiving Party takes reasonable steps to give the Disclosing Party sufficient prior notice in order to contest such requirement or order.

e. Both Parties agree that the terms of this Agreement shall remain confidential and neither Party shall reveal or discuss said terms with a third party (with the exception of government or regulatory agents as stated in this Section or of the accountants, lawyers and business advisors of such Party) without the express written permission of the other Party. The Parties agree to limit disclosure of the terms of this Agreement to their respective executive officers and directors on a need-to-know basis.

f. The obligations of confidentiality hereunder shall continue for five (5) years after termination of this Agreement, and with respect to Confidential Information deemed a trade secret at law, beyond said five (5) year period for so long as such information remains a trade secret.

8.       WARRANTY.

a. All warranties that each party provides under the Agreement are solely for the other party's benefit. GIWS may not transfer or assign any of these warranties except pursuant to an assignment of this Agreement pursuant to
     Section 14.c.

b.   Each party warrants to the other that:

     i. It has the necessary expertise, capabilities and resources to perform all of its obligations under the Agreement; and

     ii. It is not under and will not assume any contractual obligation that conflicts with its obligations under this Agreement.

c. The only warranties and indemnities provided for the SOFTWARE are those granted to GIWS in this Agreement.

         YOUNGREN  WARRANTS THE SOFTWARE AND THE VERSIONS  CURRENTLY  DESIGNATED
         2.1 LICENSED HEREUNDER: CONFORM AND WILL CONFORM, TO THE SPECIFICATIONS ATTACHED HERETO AS ADDENDA A, B AND C.



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d.   Neither  Party  will  make any  representations  or  warranties  about  the
     SOFTWARE other than those authorized by a Party in writing. This provision does not preclude a Party from making any statements to an employee or agent of a Regulatory agency or of a regulatory testing laboratory necessary or appropriate to obtain certification for regulatory approval or to comply with applicable laws.

e. YOUNGREN represents that to the best of his knowledge that he owns all rights, title and interest in and to, the SOFTWARE, intellectual property and related documentation, including all of YOUNGREN's intellectual property rights therein, and has the right and authority to grant the exclusive license to GIWS on the terms set forth herein. YOUNGREN further represents that as of the Effective Date, it is not aware of any claim by another that the use or modification of the SOFTWARE infringes any proprietary rights of another or would constitute a breach of a valid license or other agreement. YOUNGREN shall inform GIWS immediately if any such claim of infringement is threatened in writing or is brought against it relating to the SOFTWARE .

f. If an intellectual property infringement or misappropriation claim is asserted against GIWS regarding any software transferred to GIWS under this Agreement, YOUNGREN agrees to collaborate and negotiate in good faith with GIWS to modify the SOFTWARE or other software upon request from GIWS Neither Party will join a third party in a lawsuit brought against the other Party in relation to the SOFTWARE or other software or intellectual property provided under this Agreement.

9.       INDEMNIFICATION.

a. Each party shall indemnify, defend and hold the other party, its affiliates and subsidiaries and their respective directors, officers, employees and representatives, harmless from and against any claims, damages, losses, liabilities, causes of action or injuries, together with all costs and expenses, including penalties, interest levied, reasonable attorneys fees and court costs, arising out of or resulting from:

     i. any failure by the party, its employees or representatives to comply fully with the obligations, representations or warranties set forth in this Agreement, including without limitation obligations against unauthorized copying, use, reverse engineering and related infringing activities and disclosure of Confidential Information; or

     ii. any claim that the party, its employees or representatives have acted in a manner that constitutes gross negligence or willful misconduct or that constitutes a violation of any laws or any certification

b.   If  a  third  party  makes  a  claim  against   YOUNGREN  based  on  GIWS's
     representations not authorized by YOUNGREN, then GIWS shall indemnify YOUNGREN.

c.   If  a  third  party  makes  a  claim   against  GIWS  based  on  YOUNGREN's
     representations not authorized by GIWS, then YOUNGREN shall indemnify GIWS



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10.      LIMITATION OF LIABILITY.

         To the fullest extent permitted by law, and not withstanding any other provision of this Agreement, the total liability, in the aggregate, of YOUNGREN and YOUNGREN's officers, directors, partners, employees and subcontractors, and any of them, to GIWS and anyone claiming by or through GIWS, for any and all claims, losses, costs or damages, including attorneys' fees and costs and expert-witness fees and costs of any nature whatsoever (collectively, "Losses"), resulting from or in any way related to claims of third parties that the possession or use of software provided hereunder infringes or misappropriates the copyrights of such third party, shall not exceed the total amount paid to YOUNGREN by GIWS, whichever is smaller. In all other cases, the total liability of YOUNGREN for such Losses shall not exceed the total amount of Ten Thousand Dollars ($10,000). It is intended that this limitation apply to any and all liability or cause of action however alleged or arising, unless otherwise prohibited by law.

11.      ADVERTISING AND MARKETING.

         Neither party will issue press releases or other publicity regarding the Agreement or the business relationship between the Parties without the prior written approval of the other party.

12.      SOFTWARE DEFECTS.

a. YOUNGREN has no obligation to correct errors or defects in any third party software.

b. YOUNGREN will provide Error Modifications to correct any Errors to software defects in the SOFTWARE, upon Notice in writing. YOUNGREN will provide the fix in the form of a patch file or similar means that YOUNGREN will be responsible for integrating, into the "cloud" installation

13.      COMPLIANCE.

a. YOUNGREN warrants that it has no knowledge of any fact or condition about itself, its assets, its financial condition or its operations, which if known to any regulatory body issuing such authorization, could reasonably be expected to cause any such authorization to be terminated or revoked.

14.      GENERAL PROVISIONS.

a. This Agreement (including all Addenda attached hereto) is the entire understanding and Agreement between the Parties with respect to the subject matter hereof, and supersedes all other prior oral or written communications, negotiations, understandings, representations (if any) made by and between the Parties. If there is a conflict between any term or condition in this Agreement and a term or condition in any of the Addenda, the term or condition herein will prevail.



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b.   All of the terms and provisions of this  Agreement  whether so expressed or not, shall be binding upon, inure to the benefit of, and be enforceable by the Parties and their respective legal representatives, successors and permitted assigns.

c. Either party may transfer or assign this Agreement (including the licenses) only to an Affiliate or to any person or entity who acquires all or substantially all of the assets of such Party or to any person or entity to which all or substantially all of the assets of such Party are distributed. The person or entity that is the beneficiary of the transfer of this Agreement shall be bound by all terms and conditions of this Agreement. If any part of this Agreement or any other agreement entered into pursuant hereto is contrary to, prohibited or deemed invalid under applicable law or regulation, such provision shall be prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given full force and effect so far as possible.

d. The failure or delay of any Party at any time to require performance by another Party of any provision of this Agreement, even if known, shall not affect the right of such Party thereafter to require performance of that provision or to exercise any right, power or remedy hereunder, and any waiver by any Party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself.

     e. No notice to or demand on any Party in any case shall, of itself, entitle such Party to any other or further notice or demand in similar or other circumstances.

     f. The terms of this Agreement may only be modified by a written agreement duly signed by persons authorized to sign agreements on behalf of YOUNGREN and GIWS

     g. All notices, demands, requests or consents required or permitted under this Agreement shall be in writing and shall be hand delivered, sent by facsimile, or mailed certified return receipt requests to the respective Parties at the following addresses, as the same may be changed by notice to the other Party:

                  If to YOUNGREN:

                           Charles H. Youngren, III
                           1062 Hoa Street
                           Honolulu, Hawaii 96825

                  If to GIWS:

                           Genomics Integrated Wellness System, Inc.
                           7609 Ralston Road
                           Arvada, CO 80002


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h.   In the  event of any  dispute  with  regard to the  interpretation  of this
     Agreement or the respective rights and obligations of the Parties, other than those for which injunctive relief is appropriate, and as a condition precedent to any legal action being commenced by either Party, the officers of the Parties shall in good faith attempt to resolve the Parties' differences. If the dispute is not then resolved within fourteen (14)
     business   days  either  Party  may  submit  the  dispute  to   Arbitration
     proceedings governed in accordance with the Commercial Arbitration Rules and Mediation Procedures of the American Arbitration Association ("AAA"). Arbitration proceedings shall be held in the State --- of Colorado. Judgment upon any arbitration award may be entered in any court having jurisdiction thereof, or application may be made in such court for a judicial acceptance of the award or decision and an order of enforcement.

i. This Agreement and performance hereunder shall be governed by the laws of the State of Colorado without regard to its conflict of law provisions. The prevailing Party in any legal action between the Parties shall be entitled to its reasonable attorneys' fees.

j. This Agreement may be executed in counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. The delivery of a signature by facsimile or by electronic mail shall have the same effect as the delivery of an original signature.

IN WITNESS WHEREOF, the Parties hereto executed this Agreement as of the Effective Date.

Charles H. Youngren III                Genomic Integrated Wellness Systems, Inc.
                                       a Colorado corporation



By: /s/Charles H. Youngren, III            By: /s/ Charles H. Youngren, III
   ----------------------------              -----------------------------

Chief Executive Officer

Date: March 15, 2013                                      Date: March 15, 2013




Addendum A - Software Description and Functionality
Addendum B - YOUNGREN V. 2.1 Release
Addendum C -
Addendum D - Mutual Nondisclosure Agreement
Addendum E - Form of Software Acceptance

                                   ADDENDUM A

                       SOFTWARE FEATURES AND FUNCTIONALITY

                                  Version 3.04

Further generally described as

Software and systems for data mining related to genomes and genomics analyses, algorithms therefore, health care screening, DNA sequence analysis, pattern and trend recognition and other related and associated processes, related to genomes, health related issues, and blood analyses, (the Intellectual Property)

                                   ADDENDUM B

                              YOUNGREN 2.1 Release


o        Core Features

- Genomics - Integrated Wellness System(C)provides an Internet Web-Based Personalized Predictive and Preventive Medical Software Solution
- Individual Patient factors ranging from Biometrics, Lifestyle, Diet, Environment, Neutraceuticals, Pharmaceuticals and Genetic Markers are gathered.
- Empirically proven Proprietary medical Protocols which have been developed over the past several decades have been translated into a State-of-the-Art-Web-Based Software Solution.
- The highly secure Web-Based Software Solution provides multiple Classes of Proprietary Machine Learning Algorithms which identify Diagnosed Condition(s) via a variety of diagnostic modalities.
- The diagnostic modalities include both empirical and non-empirical testing protocols. Patient Lifestyle factors and Genetic Markers coupled with the application of Proprietary Machine Learning Algorithms will provide the individual
                  Patient with their own unique personalized Preventive and Predictive Medical model which will aid in the identification and mitigation Diagnosed Condition(s) and will assist with the identification and mitigation of the expression of un-desirable Genetic Marker(s) and to enhance the expression of desirable Genetic Marker(s).
-                 A  major  derivative  benefit  of the  Genomics  -  Integrated
                  Wellness System(C) Software Solution will be the on-going discovery of Genetic Marker patterns and associations and how those patterns and associations relate to the factors ranging from Biometrics, Lifestyle, Diet, Environmental, Nutraceuticals, Pharmaceuticals.

                                   Addendum C

YOUNGREN 2.1 Scheduled Release (2.1 is reference only, the release number may change, however the functionality will include 2.1)

                                   ADDENDUM D

                            Non-Disclosure Agreement

                         MUTUAL NONDISCLOSURE AGREEMENT

         On this ____ day of ________________,  _____, , a with offices at , and
Genomics Integrated Wellness Systems, Inc., a Colorado corporation with offices at 21034 E Portland Pl., Aurora, CO 80016, agree as follows:


1. In connection with discussions relating to a business opportunity of mutual interest and in the performance of any agreement between the parties (the "Opportunity"), the parties may find it beneficial to disclose to each other certain Confidential Information (as defined below). A party disclosing Confidential Information (as defined below) is a "Disclosing Party" and a party receiving Confidential Information (as defined below) is a "Receiving Party". As used in this Agreement, "Confidential Information" means all confidential or proprietary information in tangible or intangible form (including, without limitation, financial information, computer programs, code, software, technical drawings, algorithms, protocols, printing specifications, technical expertise, know-how, formulas, processes, ideas, inventions (whether patentable or not), schematics, reports, ticket test results, charts, graphs, electrical measurement readings, and technical, business and product development plans and strategies); information disclosed in circumstances of confidence; or information which would be understood by like parties exercising reasonable business judgment at the time of disclosure to be proprietary which is disclosed to or otherwise acquired by the Receiving Party, but does not include information that:

     (a) is already known to the Receiving Party prior to the date of disclosure;

     (b) is or becomes generally known to the public domain through no violation of this Agreement by the Receiving Party;

     (c) is received from an unaffiliated third party without an obligation of nondisclosure or breach of an obligation of confidentiality to the Disclosing Party; or

     (d) is independently developed by the Receiving Party by personnel who have not had access to the Confidential Information.

2. With respect to Confidential Information of the Disclosing Party, the Receiving Party shall:

     (a) hold the Confidential Information in confidence and protect it in accordance with the same degree of care with which it protects its own Confidential Information of like importance which it does not wish to disclose, but in no event less than reasonable care;

     (b)  use  the   Confidential   Information  only  in  connection  with  the
          discussions or the performance of any agreement between the parties or as may be expressly approved by the Disclosing Party in writing;

     (c) except in the normal anticipated use thereof, not copy or otherwise duplicate the Confidential Information, or knowingly allow anyone else to copy or otherwise duplicate any of the Confidential Information then under its control without the Disclosing Party's prior written approval. The Receiving Party shall not remove any confidential, proprietary or similar notice from the Confidential Information;

     (d) restrict disclosure of the Confidential Information solely to those employees with a need to know, and not disclose it to any other parties;

     (e)  require  that  all   employees   given  access  to  the   Confidential
          Information  agree  to  maintain  the  confidentiality   thereof,  and
          otherwise comply with the provisions hereof;

     (f) perform no reverse engineering or any other unauthorized testing or analysis upon such Confidential Information; and

     (g)  upon request of the Disclosing Party,  immediately  return any and all
          Confidential Information to the Disclosing Party or provide certification of its destruction by an officer of the Receiving Party.

3. A Receiving Party may disclose Confidential Information of a Disclosing Party if, and to the extent that, in the opinion of counsel, such disclosure is required by law, in which case the Receiving Party shall promptly notify the Disclosing Party of the reasons for and nature of the proposed disclosure so that the Disclosing Party may take such action as it deems necessary.

4. Each party shall be entitled at any time and without notice to the other to negotiate, disclose and otherwise deal in any manner and for any purpose with third parties regarding its own Confidential Information.

5. Nothing in this Agreement shall require or obligate, or be deemed to require or obligate, either party in any manner to engage in any business relationship at all with the other party. Nothing in this Agreement grants, or shall be deemed to grant, to either party any authority or agency of kind or manner to act in any way in the other party's name or behalf, and neither party shall hold itself out to be acting in such manner or to possess such authority.

6. All Confidential Information will remain the exclusive property of the Disclosing Party. Nothing contained in this Agreement shall be construed as granting or conferring, whether by sale, license or otherwise, to a Receiving Party any right, title or interest in any Confidential Information disclosed, nor in any of the patents, trademarks or copyrights of the Disclosing Party.

7. The provisions hereof shall inure to and be binding upon the successors and assigns of the parties hereto; provided, however that no disclosure of Confidential Information may be made to any successor or assign of a Receiving Party without the written consent of the Disclosing Party.

8. This Agreement shall be governed by the laws of the State of Colorado and any legal action arising from an alleged violation of this Agreement shall be conducted in the United States District Court for the District of Colorado or the state court of Jefferson County, Colorado.

9. Except for the obligations of Paragraph 2 of this Agreement that shall survive for five (5) years from the date hereof and with respect to Confidential Information deemed a trade secret at law, for so long as such information remains a trade secret beyond said five (5) year period, all obligations under this Agreement shall terminate upon the expiration of two
     (2) years from the date hereof.

10. This document represents the full and complete agreement of the parties with respect to the use and confidentiality of the Confidential Information and supersedes all prior communications, agreements or proposals. If any provision of this Agreement is found to be illegal or unenforceable, the other provisions shall remain effective and enforceable to the greatest extent permitted by law.

11. Each party understands and agrees that its breach or threatened breach of this Agreement will cause irreparable injury to the other party and that money damages will not provide an adequate remedy for such breach or threatened breach, and both parties hereby agree that, in the event of such a breach or threatened breach, the non breaching party will also be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance.


     COMPANY NAME                           GENOMICS INTEGRATED
                                           WELLNESS SYSTEMS, INC.




     By:  __________________________        By:  ______________________
     Name:  _______________________         Name:  _______________________
     Title:  ________________________       Title:  __________________